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ING U.S. Investment Management

Client Talking Points	July 2013

The Board of Trustees (the “Board”) of ING Pioneer Mid Cap Value Portfolio (the “Mid Cap Portfolio”) and ING Large Cap Value Portfolio (“Large Cap Portfolio”) (each a “Portfolio,” collectively, the “Portfolios”) approved an Agreement and Plan of Reorganization.  The approval of shareholders of the Portfolio is required before the reorganization may take place.

•                  What is happening?

•                  On May 23, 2013, the Portfolios’ Board of Trustees approved a proposal to merge the Portfolios.

•                  Shareholders of Mid Cap Portfolio will be sent a combined proxy statement and prospectus on or about July 19, 2013.

•                  A shareholder meeting will be held on or about August 22, 2013.

•                  Pending shareholder approval, the merger will occur on or about September 6, 2013.

•                  Why is reorganization proposed?

•                  As part of the Board’s annual review of sub-advisory arrangements in October and November of 2012, the Board directed the Adviser, Directed Services, LLC (“DSL”) to explore options to address the Board’s concerns with Mid Cap Portfolio’s underperformance.

•                  After analyzing the alternatives, DSL recommended reorganizing Mid Cap Portfolio with and into Large Cap Portfolio.

•                  In support of its proposal, DSL noted that Mid Cap Portfolio has had steady ongoing outflows and Large Cap Portfolio is well-positioned for future sales.

•                  Mid Cap Portfolio and Large Cap Portfolio have similar investment objectives.

•                  Mid Cap Portfolio invests primarily in the equity securities of mid-capitalization companies, while Large Cap Portfolio invests primarily in equity securities of dividend-paying, large-capitalization issuers.

•                  Because the Portfolios have similar investment objectives, many of the risks of investing in Mid Cap Portfolio are the same as the risks of investing in Large Cap Portfolio.

•                  In DSL’s view, the Reorganization would provide Mid Cap Portfolio shareholders with:

•      a greater potential for improved performance by combining the assets of two Portfolios that would be (and currently are) managed by the same adviser and replacing Mid Cap Portfolio’s sub-adviser with ING Investment Management Co., LLC (“ING IM”); and

•      an immediate benefit through lower net expenses as a result of contractual obligations of DSL and ING Investments Distributor, LLC (the “Distributor”) to limit expenses, some of which expire on May 1, 2014.

•                  Large Cap Portfolio has had superior investment performance over the one-and five-year periods.

For financial professional use only.  Not for inspection by, distribution or quotation to, the general public.

•                  Accordingly, DSL recommended and the Board agreed that the Mid Cap Portfolio should be merged with and into Large Cap Portfolio.

•                  How do the Investment Objectives compare?

•                  As described in the chart below, Mid Cap Portfolio and Large Cap Portfolio have similar investment objectives

	Mid Cap Portfolio	Large Cap Portfolio
Investment Objective	The Portfolio seeks capital appreciation.	The Portfolio seeks long-term growth of capital and current income.

•                  What is the experience of the ING IM Large Cap Value team?

•                  The Portfolio will be managed by the ING Investment Management Co. LLC team of Christopher F. Corapi, Vincent Costa and Robert M. Kloss.

The performance is set out below.

Average Annual Total Returns %
(for the periods ended December 31, 2012)

		1 Year	5 Years	10 Years (or life of the class)		Inception Date
Mid Cap Portfolio
Class ADV	%	10.56	0.41	1.14		12/29/06
Russell Midcap® Value Index(1)%		18.51	3.79	2.90	(2)

Class I	%	11.33	1.05	4.24		05/02/05
Russell Midcap® Value Index(1)%		18.51	3.79	6.65	(2)

Class S	%	11.03	0.81	4.06		04/29/05
Russell Midcap® Value Index(1)%		18.51	3.79	6.65	(2)

Large Cap Portfolio
Class ADV	%	14.00	1.67	0.11		05/11/07
Russell 1000® Value Index(1)%		17.51	0.59	(0.37	)(2)

Class I	%	14.71	2.22	0.67		05/11/07
Russell 1000® Value Index(1)%		17.51	0.59	(0.37	)(2)

Class S	%	14.35	1.96	0.41		05/11/07
Russell 1000® Value Index(1)%		17.51	0.59	(0.37	)(2)

(1)   The index returns do not reflect deductions for fees, expenses, or taxes.

(2)   Reflects index performance since the date closet to the Class’ inception for which data is available.

•                  How do the Annual Portfolio Operating Expenses compare?

Annual Portfolio Operating Expenses(1)

Expenses you pay each year as a % of the value of your investment

	Mid Cap Portfolio		Large Cap Portfolio		Large Cap Portfolio Pro Forma
Class ADV
Management Fee	0.64%		0.65%		0.63%
Distribution and/or Shareholder Services (12b-1) Fees	0.75%		0.75%		0.75%
Administrative Services Fee	None		0.10%		0.10%
Other Expenses	0.01%		0.05%		0.04%
Acquired Fund Fees and Expenses	0.01%		None		None
Total Annual Portfolio Operating Expenses	1.41	%(2)	1.55%		1.52%
Waivers and Reimbursements	—	(3)	(0.26	)%(4)	(0.24	)%(5)
Total Annual Fund Operating Expenses after Waivers and Reimbursements	1.41%		1.29%		1.28%

Class I
Management Fee	0.64%		0.65%		0.63%
Distribution and/or Shareholder Services (12b-1) Fees	None		None		None
Administrative Services Fee	None		0.10%		0.10%
Other Expenses	0.01%		0.05%		0.04%
Acquired Fund Fees and Expenses	0.01%		None		None
Total Annual Portfolio Operating Expenses	0.66	%(2)	0.80%		0.77%
Waivers and Reimbursements	—	(3)	(0.11	)%(4)	(0.09	)%(5)
Total Annual Fund Operating Expenses after Waivers and Reimbursements	0.66%		0.69%		0.68%

Class S
Management Fee	0.64%		0.65%		0.63%
Distribution and/or Shareholder Services (12b-1) Fees	0.25%		0.25%		0.25%
Administrative Services Fee	None		0.10%		0.10%
Other Expenses	0.01%		0.05%		0.04%
Acquired Fund Fees and Expenses	0.01%		None		None
Total Annual Portfolio Operating Expenses	0.91	%(2)	1.05%		1.02%
Waivers and Reimbursements	—	(3)	(0.11	)%(4)	(0.09	)%(5)
Total Annual Fund Operating Expenses after Waivers and Reimbursements	0.91%		0.94%		0.93%

(1)         Expense ratios have been adjusted to reflect current expense rates.

(2)         Total Annual Portfolio Operating Expenses may be higher than the Portfolio’s ratio of expenses to average net assets shown in the Portfolio’s Financial Highlights, which reflects the operating expenses of the Portfolio and does not include Acquired Fund Fees and Expenses.

(3)         The adviser is contractually obligated to limit expenses to 1.25%, 0.65%, and 0.90% for Class ADV, Class I, and Class S shares, respectively, through May 1, 2014; the obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses, and extraordinary expenses. The obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days prior to the end of the then current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. The adviser is also contractually obligated to waive a portion of the management fee through May 1, 2014. Based upon net assets as of December 31, 2012, the management fee waiver for the Portfolio would be (0.00)%. The distributor is contractually obligated to waive 0.15% of the distribution fee for Class ADV shares through May 1, 2014. There is no guarantee that the management fee waiver or the distribution fee waiver will continue after May 1, 2014. These waivers will only renew if the adviser and/or the distributor elects to renew them. These obligations are not reflected in the table above. Had these obligations been reflected in the table above, the Total Annual Fund Operating Expenses after Waivers and Reimbursements would have been 1.25%, 0.65%, and 0.90% for Class ADV, Class I, and Class S shares, respectively.

(4)         The adviser is contractually obligated to limit expenses to 1.29%, 0.69%, and 0.94% for Class ADV, Class I, and Class S shares, respectively, through May 1, 2015; the obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses, and extraordinary expenses. The obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days prior to the end of the then current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. The adviser is also contractually obligated to waive a portion of the management fee through May 1, 2015. Based upon net assets as of December 31, 2012, the management fee waiver for the Portfolio would be (0.00)%. The distributor is contractually obligated to waive 0.15% of the distribution fee for Class ADV shares through May 1, 2015. There is no guarantee that the management fee waiver or the distribution fee waiver will continue after May 1, 2015. These waivers will only renew if the adviser and/or the distributor elects to renew them. In addition, the adviser is contractually obligated to further limit expenses to 1.25%, 0.65%, and 0.90% for Class ADV, Class I, and Class S shares, respectively, through May 1, 2014 and the obligation will only continue if the adviser elects to renew it and is not eligible for recoupment. This obligation is not reflected in the table above. Had this obligation been reflected in the table above, the Total Annual Fund Operating Expenses after Waivers and Reimbursements would have been 1.25%, 0.65%, and 0.90% for Class ADV, Class I, and Class S shares, respectively.

(5)         The adviser is contractually obligated to limit expenses to 1.29%, 0.69%, and 0.94% for Class ADV, Class I, and Class S shares, respectively, through May 1, 2015; the obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses, and extraordinary expenses. The obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days prior to the end of the then current term or upon termination of the advisory agreement and is subject to possible recoupment by the adviser within three years. The adviser is also contractually obligated to waive a portion of the management fee through May 1, 2015. Based upon net assets as of December 31, 2012, the management fee waiver for the Portfolio would be an estimated (0.01)%. The distributor is contractually obligated to waive 0.15% of the distribution fee for Class ADV shares through May 1, 2015. There is no guarantee that the management fee waiver or the distribution fee waiver will continue after May 1, 2015. These waivers will only renew if the adviser and/or the distributor elects to renew them. In addition, the adviser is contractually obligated to further limit expenses to 1.25%, 0.65%, and 0.90% for Class ADV, Class I, and Class S shares, respectively, through May 1, 2014 and the obligation will only continue if the adviser elects to renew it and is not eligible for recoupment. This obligation is not reflected in the table above. Had this obligation been reflected in the table above, the Total Annual Fund Operating Expenses after Waivers and Reimbursements would have been 1.24%, 0.64%, and 0.89% for Class ADV, Class I, and Class S shares, respectively.

The Russell Midcap Value Index measures the performance of the mid-cap growth segment of the U.S. equity market including Russell Midcap Index companies with lower price-to-book ratios and forecasted growth.

The Russell 1000 Value Index measures the large-cap value segment of the U.S. equity market including Russell 1000 companies with lower price-to-book ratios and lower expected growth.

For financial professional use only.  Not for inspection by, distribution or quotation to, the general public.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy.  For information regarding the Portfolio please call ING Funds toll free at 1-800-992-0180.

This information is proprietary and cannot be reproduced or distributed. Certain information may be received from sources ING Investment Management U.S. U.S. (“ING U.S. IM”) considers reliable; ING U.S. IM does not represent that such information is accurate or complete. Certain statements contained herein may constitute “projections,” “forecasts” and other “forward-looking statements” which do not reflect actual results and are based primarily upon applying retroactively a hypothetical set of assumptions to certain historical financial data. Actual results, performance or events may differ materially from those in such statements. Any opinions, projections, forecasts and forward looking statements presented herein are valid only as of the date of this document and are subject to change. Nothing contained herein should be construed as (i) an offer to buy any security or (ii) a recommendation as to the advisability of investing in, purchasing or selling any security. ING U.S. IM assumes no obligation to update any forward-looking information. Past performance is no guarantee of future results.

For more complete information, or to obtain a prospectus on any ING Fund, please contact your investment professional or ING Investments Distributor, LLC at (800) 992-0180 for a prospectus. The prospectus should be read carefully before investing. Consider the investment objectives, risks, and charges and expenses carefully before investing. The prospectus contains this information and other information about the funds. Check with your Investment Professional to determine which funds are available for sale within their firm. Not all funds are available for sale at all firms.

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